  Exhibit 99.4
Summary Pro Forma Combined
Natural Gas, Oil and Natural Gas Liquids
 Reserve Data

The following tables set forth summary pro forma information with respect to Vanguard's pro forma combined estimated net proved and proved developed natural gas, oil and natural gas liquids reserves as of December 31, 2011. This pro forma information gives effect to the ENP Merger, the Permian Basin Acquisition I and the Arkoma Basin Acquisition as if they occurred on January 1, 2011. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

 Estimated changes in the quantities of natural gas, oil and natural gas liquids reserves for the year ended December 31, 2011 are as follows:

	Gas (in Mcf)
	Vanguard historical	Permian Basin Acquisition I	Arkoma Basin Acquisition	Pro forma Adjustments		Vanguard pro forma combined (d)
Net proved reserves
January 1, 2011 (a)	153,942,674	30,424,000	823,000,000	—		1,007,366,674
Revisions of previous estimates	(9,154,293)	(21,965,443)	(288,000,000)	(250,645,406)	(b)	(569,765,142)
Extensions, discoveries and other	324,868	—	92,000,000	—		92,324,868
Purchases of reserves in place	28,202,483	—	—	(7,497,000)	(c)	20,705,483
Sales of reserves in place	(72,996)	—	(1,000,000)	—		(1,072,996)
Production	(10,413,161)	(961,557)	(33,000,000)	—		(44,374,718)
December 31, 2011	162,829,575	7,497,000	593,000,000	(258,142,406)		505,184,169

	Oil (in Bbls)
	Vanguard historical	Permian Basin Acquisition I	Arkoma Basin Acquisition	Pro forma Adjustments		Vanguard pro forma combined (d)
Net proved reserves
January 1, 2011 (a)	38,120,869	64,000	—	—		38,184,869
Revisions of previous estimates	4,823,593	560,388	—	38,688	(b)	5,422,669
Extensions, discoveries and other	91,713	—	—	—		91,713
Purchases of reserves in place	4,577,786	—	—	(566,000)	(c)	4,011,786
Sales of reserves in place	(85,086)	—	—	—		(85,086)
Production	(2,725,852)	(58,388)	—	—		(2,784,240)
December 31, 2011	44,803,023	566,000	—	(527,312)		44,841,711

	Natural Gas Liquids (in Bbls)
	Vanguard historical	Permian Basin Acquisition I	Arkoma Basin Acquisition	Pro forma Adjustments		Vanguard pro forma combined (d)
Net proved reserves
January 1, 2011 (a)	5,507,991	1,622,000	12,000,000	—		19,129,991
Revisions of previous estimates	(71,861)	683,141	(2,000,000)	188,543	(b)	(1,200,177)
Extensions, discoveries and other	—	—	2,000,000	—		2,000,000
Purchases of reserves in place	2,380,284	—	—	(2,158,000)	(c)	222,284
Production	(431,550)	(147,141)	—	—		(578,691)
December 31, 2011	7,384,864	2,158,000	12,000,000	(1,969,457)		19,573,407

(a)	Includes the non-controlling interest in the Encore reserves of approximately 53.3% at January 1, 2011.
(b)
Represents the change in Vanguard’s estimated proved reserves compared to Antero’s estimated proved reserves on properties acquired in the Arkoma Basin Acquisition. The significant decrease in estimated proved natural gas reserves is related to locations where Vanguard does not plan to undertake development activities.

(c)
To adjust the amount of purchases of reserves representing the Permian Basin I Acquisition during 2011 included in Vanguard’s historical information. The pro forma effect of this acquisition is presented separately in the table above.

(d)
Includes Vanguard’s, the Permian Basin Acquisition I’s and Arkoma Basin Acquisition’s estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2011.

	Vanguard historical	Arkoma Basin Acquisition	Pro forma adjustment (a)	Vanguard pro forma combined (b)
Estimated proved reserves:
Natural Gas (Mcf)	162,829,575	593,000,000	(250,645,406)	505,184,169
Oil (Bbls)	44,803,023	—	38,688	44,841,711
Natural Gas Liquids (Bbls)	7,384,864	12,000,000	188,543	19,573,407
BOE	79,326,150	110,833,333	(41,547,003)	148,612,480

Estimated proved developed reserves:
Natural Gas (Mcf)	131,476,797	226,000,000	(3,483,578)	353,993,219
Oil (Bbls)	40,090,104	—	38,688	40,128,792
Natural Gas Liquids (Bbls)	6,173,060	2,000,000	1,140,685	9,313,745
BOE	68,175,964	39,666,667	598,776	108,441,407

(a)
Represents the change in Vanguard’s estimated proved reserves compared to Antero’s estimated proved reserves on properties acquired in the Arkoma Basin Acquisition. The significant decrease in estimated proved natural gas reserves is related to locations where Vanguard does not plan to undertake development activities.

(b)
Includes Vanguard’s, the Permian Basin Acquisition I’s and Arkoma Basin Acquisition’s estimated net proved and proved developed oil, natural gas and natural gas liquids reserves as of December 31, 2011.

The standardized measure of discounted future net cash flows relating to the combined proved oil, natural gas and natural gas liquids reserves at December 31, 2011 is as follows (in thousands):

	Vanguard historical	Arkoma Basin Acquisition	Pro forma adjustment (a)	Vanguard pro forma combined (b)
Future cash inflows	$5,102,442	$2,357,000	$(1,087,864)	$6,371,578
Future production costs	(1,701,143)	(483,000)	146,595	(2,037,548)
Future development costs	(143,156)	(664,000)	429,175	(377,981)
Future net cash flows before income tax	3,258,143	1,210,000	(512,094)	3,956,049
Future income tax expense	—	(131,000)	131,000	—
Future net cash flows	3,258,143	1,079,000	(381,094)	3,956,049
10% annual discount for estimated timing of cash flows	(1,781,910)	(694,000)	258,290	(2,217,620)
Standardized measure of discounted future net cash flows	$1,476,233	$385,000	$(122,804)	$1,738,429

(a)
Represents the reduction in future net cash flows and discounted future net cash flows relating to the properties acquired in the Arkoma Basin Acquisition primarily related to locations where Vanguard does not plan to undertake development activities. The adjustments also include the elimination of future tax expense since Vanguard is not a taxable entity.

(b)	The pro forma standardized measure includes Vanguard, the Permian Basin Acquisition I and Arkoma Basin Acquisition.

For the December 31, 2011 calculations in the preceding table, estimated future cash inflows from estimated future production of proved reserves were computed using the average oil and natural gas price based upon the 12-month average price of $79.43 per barrel of crude oil and $4.45 per MMBtu for natural gas, adjusted for quality, transporation fees and a regional price differential. For the Arkoma Basin Acquisition, estimated future cash inflows from estimated future production of proved reserves were computed using based upon a 12-month weighted average price of $3.90 per Mcfe. We may receive amounts different than the standardize measure of discounted cash flow for a number of reasons, including price changes and the effects of our hedging activities.

The following are the principal sources of change in the combined standardized measure of discounted future net cash flows for the year ended December 31, 2011 (in thousands):

	Vanguard historical	Permian Basin Acquisition I	Arkoma Basin Acquisition	Pro forma Adjustments		Vanguard pro forma combined (b)
Sales and transfers, net of production costs	$(220,277)	$(18,796)	$(75,000)	$—		$(314,073)
Net changes in prices and production costs	325,906	—	(52,000)	—		273,906
Extensions discoveries and improved recovery, less related costs	3,665	—	65,000	—		68,665
Changes in estimated future development costs	(8,283)	—	(43,000)	—		(51,283)
Previously estimated development costs incurred during the period	34,096	—	40,000	—		74,096
Revision of previous quantity estimates	70,777	—	(199,000)	—		(128,223)
Accretion of discount	111,845	—	60,000	—		171,845
Purchases of reserves in place	214,225	—	—	(56,247)	(c)	157,978
Sales of reserves in place	(2,707)	—	(1,000)	—		(3,707)
Net change in income taxes	—	—	90,000	—		90,000
Change in production rates, timing and other	(171,462)	(7,678)	17,000	(122,804)	(d)	(284,944)
Net change in standardized measure	357,785	(26,474)	(98,000)	(179,051)		54,260
Standardized measure, January 1, 2011(a)	1,118,448	82,721	483,000	—		1,684,169
Standardized measure, December 31, 2011	$1,476,233	$56,247	$385,000	$(179,051)		$1,738,429

(a)	The standardized measure includes approximately $596.1 million attributable to the non-controlling interest of ENP as of December 31, 2010.
(b)	The pro forma standardized measure includes Vanguard, the Permian Basin Acquisition I and Arkoma Basin Acquisition.
(c)
To adjust the amount of purchases of reserves representing the Permian Basin I Acquisition during 2011 included in Vanguard’s historical information. The pro forma effect of this acquisition is presented separately in the table above.

(d)	Represents the change in estimates relating to the properties acquired in the Arkoma Basin Acquisition primarily related to locations where Vanguard does not plan to undertake development activities.